Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2012, with respect to the consolidated financial statements and schedule of American Realty Capital Trust, Inc. and subsidiaries included in the Current Report of Realty Income Corporation on Form 8-K, dated October 1, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement No. 333-158169 on Form S-3 and Registration Statement Nos. 033-97508, 333-102080 and 333-105504 and 333-181227 on Form S-8 of Realty Income Corporation.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

October 1, 2012